UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, First National Community Bank (the “Bank”), a wholly owned subsidiary of First National Community Bancorp, Inc. (the “Company”), executed a Supplemental Executive Retirement Plan (the “SERP”). The general structure of the SERP will provide for annual year-end contributions, performance contingent contributions equal to the difference, if any, between the amount of the bonus paid under the Bank’s Executive Incentive Plan and the applicable annual year-end contribution and discretionary contributions. A participant will become fully vested in the fair market value of his or her account upon (i) becoming disabled, (ii) involuntary termination of employment from the Bank without “cause”, (iii) his or her death, (iv) a “change in control”, or (v) his or her 62nd birthday prior to a separation from service or other termination of employment. The annual year-end contributions for 2015 are $50,000 for Gerard A. Champi, Chief Operating Officer (“COO”), and James M. Bone, Jr., Chief Financial Officer (“CFO”), and $30,000 for Brian C. Mahlstedt, Chief Lending Officer (“CLO”), with the contributions beginning in 2016 and continuing until separation of service being $35,000 for Mr. Champi, $25,000 for Mr. Bone and $20,000 for Mr. Mahlstedt. The foregoing description of the SERP is qualified by reference to the SERP attached hereto as Exhibit 10.16 to this Report.

Also on October 1, 2015, the Bank entered into employment agreements with each of Gerard A. Champi, COO, and Brian C. Mahlstedt, CLO, and the Company and Bank entered into an employment agreement with James M. Bone, Jr., CFO (collectively, the “Agreements”). The respective Executive’s employment under each of the Agreements shall commence on October 1, 2015 and continue for a three (3) year period with automatic annual renewals subject to earlier termination in accordance with the provisions of the Agreements. It is the intention of the parties that each of these Agreements be “Evergreen.”

Each of the employment agreements is for a three-year term commencing on October 1, 2015, with annual renewals thereafter absent notice of non-renewal by the Bank and/or the Company, as applicable, prior to March 31, 2016 and annually thereafter.

Under the Agreements, each executive officer is entitled to receive a specified annual base salary and is eligible to participate in, among other things, the Executive Incentive Plan, the Long Term Incentive Plan, the SERP and other compensation plans or programs maintained by the Company or the Bank for executive personnel.

The Agreements include customary provisions relating to non-competition and non-solicitation of customers and employees for a period of twelve months following termination of employment. The Agreements replace and supersede any prior employment or change in control agreements to which any of the executive officers were a party.

The foregoing description of the Agreements is qualified by reference to Agreements attached hereto as Exhibits 10.17, 10.18 and 10.19 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits:

10.16	First National Community Bank Supplemental Executive Retirement Plan
10.17	Employment Agreement Between First National Community Bank and Gerard A. Champi, COO.
10.18	Employment Agreement Between First National Community Bancorp, Inc., First National Community Bank and James M. Bone, Jr., CFO.
10.19	Employment Agreement Between First National Community Bank and Brian C. Mahlstedt, CLO.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ Stephanie A. Westington, CPA
Stephanie A. Westington, CPA
Senior Vice President and Controller

Dated: October 2, 2015